SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2005

Commission	Registrant; State of Incorporation	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.
-----------	-----------------------------------	--------------------

1-5324	NORTHEAST UTILITIES	04-2147929
(a Massachusetts voluntary association)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

0-00404	THE CONNECTICUT LIGHT AND POWER COMPANY	06-0303850
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(a Connecticut corporation)
107 Selden Street
Berlin, Connecticut 06037-1616
Telephone: (860) 665-5000

1-6392	PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE	02-0181050
---------------------------------------
(a New Hampshire corporation)
Energy Park
780 North Commercial Street
Manchester, New Hampshire 03101-1134
Telephone: (603) 669-4000

0-7624	WESTERN MASSACHUSETTS ELECTRIC COMPANY	04-1961130
--------------------------------------
(a Massachusetts corporation)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 -

Other Events

Item 8.01

Other Events

The Connecticut Yankee Atomic Power Company (“CYAPC”) is in the process of decommissioning and closing its nuclear generating unit in Haddam, CT. The Connecticut Light and Power Company (“CL&P”), Public Service Company of New Hampshire (“PSNH”) and Western Massachusetts Electric Company (“WMECO”), each of which are electric operating subsidiaries of Northeast Utilities (“NU”), are obligated to pay 34.5%, 5.0% and 9.5%, respectively, of  these decommissioning expenses, which they in turn collect from their retail electric customers as incurred.

In July 2004, CYAPC filed with the Federal Energy Regulatory Commission (“FERC”) to increase its annual collections for the decommissioning and closure of the plant from $16.7 million to $93 million over a 6-year period beginning January 1, 2005. The increase was necessitated by higher estimated costs for spent fuel storage, security and insurance, and the fact that CYAPC is now self-performing all work to complete the decommissioning of the plant due to the termination of the decommissioning contract with Bechtel Power Corporation (“Bechtel”) in July 2003. FERC allowed the new rates to become effective in February 2005, subject to refund, pending the outcome of proceedings at FERC.

The Connecticut Department of Public Utility Control (“DPUC”), Bechtel and FERC trial staff filed testimony before the trial judge claiming that CYAPC was imprudent in management of the project, with the DPUC recommending a disallowance of $234 million out of CYAPC’s requested total increase of approximately $395 million. Bechtel and the FERC trial staff claimed in their briefs that these increases were attributable to imprudence. FERC trial staff also sought a $36 million decrease claiming that CYAPC should have used a different gross domestic product (“GDP”) escalator in calculating the estimated increased costs.

On November 22, 2005, the presiding FERC administrative law judge (“ALJ”) issued an initial decision finding that:

-

there was no evidence of CYAPC imprudence, and the record established that CYAPC’s actions were in fact prudent and consistent with those of a prudent utility management made in good faith;

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because CYAPC was a FERC-jurisdictional utility, it should continue filing relevant FERC reports for the remainder of the decommissioning period; and

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FERC trial staff’s position on the GDP escalator should be adopted.

The ALJ’s initial decision is subject to review by the FERC. The registrants cannot predict the timing or outcome of this proceeding, but believe the costs have been or would be prudently incurred and will ultimately be recovered from the retail electric customers of CL&P, PSNH and WMECO. However, there is a risk, notwithstanding this decision, that some portion of the increased costs may not be recovered, or will have to be refunded if recovered, as a result of the FERC proceedings.

For further information on this matter, reference is made to NU’s, CL&P’s, PSNH’s and WMECO’s combined quarterly report on Form 10-Q for the period ending September 30, 2005 under the heading Management’s Discussion and Analysis of Financial Condition and Results of Operation-Financial Condition and Business Analysis-Nuclear Decommissioning and Plant Closure Costs-FERC Proceedings.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalves by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES THE CONNECTICUT LIGHT AND POWER COMPANY PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE WESTERN MASSACHUSETTS ELECTRIC COMPANY (Registrants)
By: /s/ Randy A. Shoop Name: Randy A. Shoop Title: Vice President and Treasurer

Date:  November 23, 2005